UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 1, 2006
Pharmion Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50447	84-1521333

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 28th Street, Boulder, Colorado	80301

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 720-564-9100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     In connection with Dr. Judith A. Hemberger’s resignation from her positions with Pharmion Corporation (the “Company”) as chief operating officer, executive vice president and director, effective as of April 1, 2006, the Company and Dr. Hemberger entered into an Employment Separation Agreement and General Release (the “Separation Agreement”), dated as of April 28, 2006.
     Pursuant to the terms of the Separation Agreement, the Company has agreed to make a lump sum severance payment to Dr. Hemberger equivalent to twenty-four months of her monthly base salary. The Company has also agreed to pay the fee associated with Dr. Hemberger’s participation in a six-month long outplacement assistance program. Pursuant to the terms of the Separation Agreement, Dr. Hemberger has agreed to release the Company from any and all claims she may have against the Company and covenants not to sue the Company. Additionally, Dr. Hemberger has agreed to be subject to certain confidentiality restrictions contained in her employment agreement with the Company.
     The foregoing description of the Separation Agreement is qualified in its entirety by reference to such agreement, which is incorporated by reference and a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
10.1	Employment and Separation Agreement and General Release, dated as of April 28, 2006, by and between Pharmion Corporation and Dr. Judith A. Hemberger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMION CORPORATION
Date: May 1, 2006	By:	/s/ Erle T. Mast
		Name:	Erle T. Mast
		Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
10.1	Employment and Separation Agreement and General Release, dated as of April 28, 2006, by and between Pharmion Corporation and Dr. Judith A. Hemberger.